Exhibit 10.5
AGREEMENT AND RELEASE
This Agreement and Release (“Release”) is entered into between you, the undersigned employee, and PBF INVESTMENTS LLC, a Delaware limited liability company (the “Company”), in connection with the Employment Agreement between you and the Company dated as of December 17, 2012 (as subsequently amended, the “Employment Agreement”). You have 21 days to consider this Release, which you agree is a reasonable amount of time. While you may sign this Release prior to the expiration of this 21 day period, you are not to sign it prior to January 31, 2014.
1.    Definitions.
(a)    “Released Parties” means the Company, PBF Energy Company LLC, PBF Energy Inc. and their past, present and future parents, subsidiaries, divisions, successors, predecessors, employee benefit plans and affiliated or related companies, and also each of the foregoing entities’ past, present and future owners, officers, directors, stockholders, investors, partners, managers, principals, members, committees, administrators, sponsors, executors, trustees, fiduciaries, employees, agents, assigns, representatives and attorneys, in their personal and representative capacities. Each of the Released Parties is an intended beneficiary of this Release.
(b)    “Claims” means all theories of recovery of whatever nature, whether known or unknown, recognized by the law or equity of any jurisdiction. It includes but is not limited to any and all actions, causes of action, lawsuits, claims, complaints, petitions, charges, demands, liabilities, indebtedness, losses, damages, rights and judgments in which you have had or may have an interest. It also includes but is not limited to any claim for wages, benefits or other compensation; provided, however that nothing in this Release will affect your entitlement to benefits pursuant to the terms of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended) sponsored by the Company in which you are a participant. The term Claims also includes but is not limited to claims asserted by you or on your behalf by some other person, entity or government agency.
2.    Consideration. The Company agrees to pay you the consideration set forth in Section 8(c) of the Employment Agreement, as described further in this Section 2. The Company will make the payment(s) to you on the sixtieth (60) day following the date of your termination of employment, provided that you sign this Release (and return it to the Company) on or prior to the 21st day following the date your employment terminates and you are given an execution version of this Release and do not revoke this Release within the seven (7) day period following its execution. The Company and you have also agreed to enter into a Consulting Agreement, which is being provided to you contemporaneously with this Release. The Consulting Agreement is for a term through December 31, 2016 and provides for payment of an annual retainer fee of $10,000. The total of the retainer fee payments under the Consulting Agreement ($29,167) has been deducted from the payment described in Section 8(c) of the Employment Agreement. You acknowledge that any payment that the Company makes to you under this Release and as described above is in addition to anything else of value to which you are entitled and that the Company is not otherwise obligated to make such payment to you.
3.    Release of Claims.
(a)    You, on behalf of yourself and your heirs, executors, administrators, legal representatives, successors, beneficiaries, and assigns, unconditionally release and forever discharge the Released Parties from, and waive, any and all Claims that you have or may have against any of the Released Parties arising from your employment with the Company, the termination thereof, and any other acts or omissions occurring on or before the date you sign this Release.
(b)    The release set forth in Paragraph 3(a) includes, but is not limited to, any and all Claims under (i) the common law (tort, contract or other) of any jurisdiction; (ii) the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, and any other federal, state and local statutes, ordinances, employee orders and regulations prohibiting discrimination or retaliation upon the basis of age, race, sex, national origin, religion, disability, or other unlawful factor; (iii) the National Labor Relations Act; (iv) the Employee Retirement Income Security Act; (v) the Family and Medical Leave Act; (vi) the Fair Labor Standards Act; (vii) the Equal Pay Act; (viii) the Worker Adjustment and Retraining Notification Act; and (ix) any other federal, state or local law.
(c)    In furtherance of this Release, you represent that as of the date you entered into this Release neither you nor anyone acting on your behalf has brought any Claims against any of the Released Parties in or before any court, administrative agency or arbitral authority and you hereby waive any relief available to you, including, without limitation, monetary damages, attorney’s fees and costs, equitable relief and reinstatement, under any Claims waived pursuant to this Release.
4.    Acknowledgment. You acknowledge that, by entering into this Release, the Company does not admit to any wrongdoing in connection with your employment or termination, and that this Release is intended as a compromise of any Claims you have or may have against the Released Parties. You further acknowledge that you have carefully read this Release and understand its final and binding effect, have had a reasonable amount of time to consider it, have had the opportunity to seek the advice of legal counsel of your choosing, and are entering this Release voluntarily. In addition, you hereby certify your understanding that you may revoke the Release by providing written notice thereof to the Company within seven (7) days following execution of the Release and that, upon such revocation, this Release will not have any further legal effect.

5.    Applicable Law. This Release shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
6.    Arbitration. Any dispute with regard to the enforcement of the Employment Agreement or this Release or any matter relating to the employment of Executive by the Company including but not limited to disputes relating to claims of employment discrimination, alleged torts or any violation of law other than the seeking of equitable relief in accordance with applicable law under Section 11 of the Employment Agreement, shall be exclusively resolved by a single experienced arbitrator licensed to practice law in the State of New York, selected in accordance with the American Arbitration Association (“AAA”) rules and procedures, at an arbitration to be conducted in the State of New York pursuant to the National Rules for the Resolution of Employment Disputes rules of AAA with the arbitrator applying the substantive law of the State of New York as provided for under Section 5 of this Release. The AAA shall provide the parties hereto with lists for the selection of arbitrators composed entirely of arbitrators who are members of the National Academy of Arbitrators and who have prior experience in the arbitration of disputes between employers and senior executives. The determination of the arbitrator shall be final and binding on the parties hereto and judgment therein may be entered in any court of competent jurisdiction. Each party shall pay its own attorneys fees and disbursements and other costs of the arbitration.
7.    Severability. Each part, term, or provision of this Release is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term, or provision is invalid, void, or unenforceable, this Release has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby. If any part, term, or provision is so found invalid, void or unenforceable, the applicability of any such part, term or provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

PBF INVESTMENTS LLC		EMPLOYEE

By:		By:
	Name:		Name: Donald F. Lucey
	Title		Title: Executive Vice President, Commercial Operations

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